Exhibit 10.10
FORM OF INTRA-GROUP MEMORANDUM OF UNDERSTANDING
(Summary Translation)
This Intra-group Memorandum of Understanding (the “Memorandum”) is made and entered into by the Parties below on [specify date] in Beijing:
Party A: [specify name of subsidiary of SouFun Holdings Limited] of [specify address]
Party B: [specify name of consolidated controlled entity] of [specify address]
WHEREAS:
(1) Party A is a wholly foreign owned company established in the People’s Republic of China (“China”) on [specify date] in [specify city];
(2) Party B is a domestically funded company with limited liability established in China on [specify date] in [specify city];
(3) Both Party A and Party B are controlled by SouFun Holdings Limited (together with its subsidiaries and consolidated controlled entities, collectively referred as “SouFun Group”);
(4) Party B has the capacity and qualification for [specify scope of business in its business license] and, as approved by [specify city] Administration for Industry and Commerce, may engage in [specify business];
(5) Party A owns resources to provide economic information, computer technology, internet technical development and technical services, and is the technical and other operation support provider for online operations; and
(6) Party A and Party B have entered into an Exclusive Technical Consultancy and Services Agreement between them.
Party A and Party B hereinafter are referred to as the “Parties” and each as a “Party.”
Both Parties understand and acknowledge that, before the execution of the Memorandum, the Parties cooperated with each other within their respective business scopes by relying on certain mutually understood arrangements. This Memorandum documents the existing business cooperation between the Parties and the relevant terms and conditions thereof:
1. For the convenience of customers of SouFun Group, Party B herby agrees and confirms that Party A may enter into agreements for packages of services with such customers and that Party A, within its business scope, may provide technical consultancy and support services required thereunder for online information release and advertisement publish and that Party A shall provide online technical consultancy and support to Party B in accordance with the Exclusive Technical Consultancy and Services Agreement between them.
2. Based on the Exclusive Technical Consultancy and Services Agreement and the agreements for packages of services, Party B, as the [specify business] provider, shall provide the advertisement publish and online information release services with its online platform.
3. As Party A shall provide various technical support and consultancy services to the customers and to Party B, both Parties agree that Party B shall be the only window for charge and collection purposes. Party A may, however, issue invoices to external parties. Based upon the internal arrangements, the payments collected shall be allocated according the specific charging conditions and quantity of services provided.

Party A: [specify]	Party B: [specify]

Signed by: [specify]	Signed by: [specify]